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                                  EXHIBIT 22

                  SUBSIDIARIES OF PANHANDLE ROYALTY COMPANY
                            AT SEPTEMBER 30, 1996

        The following table sets forth certain information with respect to Panhandle's subisdiary:

                                 Corporation

                                  PHC, Inc.

        PHC, Inc. was incorporated in Oklahoma and is included in Panhandle's consolidated financial statements. PHC, Inc. is inactive, and has never done any business.